Exhibit 99.3

FORM OF LETTER TO CLIENTS FOR USE BY BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

iBASIS, INC.

Offer To Exchange
6 3/4% Convertible Subordinated Notes due 2009 (CUSIP No. 450732AC6)
For All Of Its Outstanding
5 3/4% Convertible Subordinated Notes due 2005 (CUSIP No. 450732AA0)
Pursuant To The Exchange Offer
Described in the Prospectus Dated May 14, 2004

May 14, 2004

To Our Clients:

        Enclosed for your consideration is a prospectus dated May 14, 2004 (as amended or supplemented from time to time, the "Prospectus") relating to the offer (the "Exchange Offer") of iBasis, Inc. (the "Company") to exchange $1,000 principal amount of its 6 3/4% Convertible Subordinated Notes due 2009 (the "New Notes") for each $1,000 principal amount of the Company's outstanding 5 3/4% Convertible Subordinated Notes due 2005 (the "Existing Notes").

        The Exchange Offer is subject to various conditions set forth in the Prospectus, including that at least 90% of the outstanding principal amount of Existing Notes be validly tendered and not withdrawn by the expiration of the Exchange Offer.

        This material is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A TENDER OF SUCH EXISTING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL WAS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER EXISTING NOTES.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at midnight, New York City time on June 14, 2004, unless extended by the Company. Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

        1.     The Exchange Offer is for any and all Existing Notes.

        2.     The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "Description of the Exchange Offer—Conditions to the Exchange Offer."

        3.     Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

        4.     The Exchange Offer expires at midnight, New York City time on June 14, 2004 unless extended by the Company.

        We also request that you confirm that we may make on your behalf the representations and undertakings contained in the Letter of Transmittal. Pursuant to the Letter of Transmittal, each holder of Existing Notes will represent to the Company that (1) the holder agrees to all of the terms of the Exchange Offer, (2) the holder is the owner of the Existing Notes tendered for exchange, (3) the holder has full power and authority to tender, exchange, sell, assign and transfer the Existing Notes tendered, (4) when the Existing Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Existing Notes tendered hereby are not subject to any adverse claims or proxies, and (5) the holder will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Existing Notes tendered.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Existing Notes held by you for the account of the undersigned as indicated below:

        The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

$             of the 5 3/4% Convertible Subordinated Notes due March 2005.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ TO TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any) in exchange for a like principal amount of the New Notes:

$             of the 5 3/4% Convertible Subordinated Notes due March 2005.

☐ NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

SIGN HERE

Dated                         , 2004

Signature(s)

Please print name(s) here

Address

Area Code and Telephone Number

Tax Identification or Social Security No.(s)

UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL EXISTING NOTES HELD BY US FOR YOUR ACCOUNT.